Computershare

9062 Old Annapolis Road

Columbia, MD 21045

Annual Statement of Compliance

For each transaction and the applicable Servicing Agreement listed and described on Schedule I hereto, the undersigned, a duly authorized officer of Computershare Trust Company, N.A. (the "Company"), in its applicable capacity(ies) as listed on Schedule I ("Computershare"), hereby certifies either (i) as of and for the period of January 1, 2023 through December 31, 2023 (the "Full-Year Reporting Period"), or (ii) as of and for the portion of the Full-Year Reporting Period as set forth under the "Reporting Period" column on Schedule I hereto (the "Partial-Year Reporting Period", together with the Full-Year Reporting Period, the "Reporting Period")[1] in each case, as applicable, as follows:

(a)
A review of Computershare's activities during the Reporting Period and of its performance under the applicable Servicing Agreement has been made under such officer’s supervision; and

(b)
To the best of such officer’s knowledge, based on such review, Computershare has fulfilled all of the obligations it is required to perform as agent for Wells Fargo under the applicable Servicing Agreement in all material respects throughout the Reporting Period.

February 29, 2024

[1] On November 1, 2021, the Company, Computershare Delaware Trust Company and Computershare Limited purchased substantially all of the Corporate Trust Services business of Wells Fargo Bank, N.A. ("Wells Fargo"). During the Reporting Period, for some transactions listed on Schedule I hereto, Wells Fargo did not transfer its roles, and the duties, rights, and liabilities for such roles for such transactions to the Company or an affiliate and performed virtually all of its obligations through the Company as its agent. During the Reporting Period, for other transactions listed on Schedule I hereto, Wells Fargo transferred its roles, and the duties, rights and liabilities for such roles under the relevant transaction agreements to the Company (the "2023 Transferred Role(s) Transactions"). Prior to the date of transfer for the 2023 Transferred Role(s) Transactions, Wells Fargo remained in the related role and performed virtually all of its obligations through the Company as its agent. On and after the date of transfer for the 2023 Transferred Role(s) Transactions, the Company assumed the roles under the related agreements for such transactions. For each transaction listed thereon, Schedule I hereto identifies the Reporting Period for such transaction. The Company's obligations as agent for Wells Fargo are set forth in a servicing agreement between the parties.

© 2024 Computershare. All rights reserved.

Schedule I:

Transaction	Servicing Agreement	Servicing
		Agreement	Wells Fargo	Computershare	Reporting
		Date	Capacity(ies)	Capacity(ies)	Period
Sequoia Mortgage Trust 2012-		01/01/2014	Master Servicer	Agent
6 Mortgage Pass- Through	Amended and
Certificates, Series 2012-6	Restated Pooling &				01/01/2023-
	Servicing Agreement				02/28/2023
Sequoia Mortgage Trust 2013-		01/01/2014	Master Servicer	Agent
2 Mortgage Pass- Through	Amended and
Certificates, Series 2013-2	Restated Pooling &				01/01/2023-
	Servicing Agreement				02/28/2023
Sequoia Mortgage Trust 2013-		01/01/2014	Master Servicer	Agent
3 Mortgage Pass- Through	Amended and
Certificates, Series 2013-3	Restated Pooling &				01/01/2023-
	Servicing Agreement				02/28/2023
Sequoia Mortgage Trust 2013-		01/01/2014	Master Servicer	Agent
4 Mortgage Pass- Through	Amended and
Certificates, Series 2013-4	Restated Pooling &				01/01/2023-
	Servicing Agreement				02/28/2023
Sequoia Mortgage Trust 2013-		01/01/2014	Master Servicer	Agent
6 Mortgage Pass- Through	Amended and
Certificates, Series 2013-6	Restated Pooling &				01/01/2023-
	Servicing Agreement				10/01/2023
Sequoia Mortgage Trust 2013-		01/01/2014	Master Servicer	Agent
7 Mortgage Pass- Through	Amended and
Certificates, Series 2013-7	Restated Pooling &				01/01/2023-
	Servicing Agreement				02/28/2023